As filed with the Securities and Exchange Commission on January 6, 2020

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

EMCORE Corporation

(Exact name of registrant as specified in its charter)

New Jersey	22-2746503
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

2015 W. Chestnut Street
Alhambra, California, 91803
Telephone:  (626) 293-3400
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Tom Minichiello
Chief Financial Officer
EMCORE Corporation
2015 W. Chestnut Street
Alhambra, California 91803
Telephone:  (626) 293-3400
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Shelly Heyduk
O’Melveny & Myers LLP

610 Newport Center Drive

Newport Beach, California 92660
Telephone:  (949) 823-6900

Approximate date of commencement of proposed sale to the public:
From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☒	Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(2)
Common Stock, no par value per share
Preferred Stock, par value $0.0001 per share
Debt Securities
Warrants
Rights
Units
Offering Total	$30,000,000	$3,894(3)

(1)                                  We are registering an indeterminate aggregate principal amount and number of securities of each identified class of securities up to a proposed aggregate offering price of $30 million, which may be offered from time to time in unspecified numbers and at indeterminate prices, as may be issued upon conversion, redemption, repurchase, exchange or exercise of any securities registered hereunder, including under any applicable anti-dilution provisions. Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate number of securities that may become issuable as a result of stock splits, stock dividends or similar transactions relating to the securities registered hereunder.

(2)                                  The proposed maximum aggregate offering price per class of security will be determined from time to time by us in connection with the issuance by us of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act.

(3)                                  Calculated pursuant to Rule 457(o) under the Securities Act.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission, of which this document is a part, is effective.

SUBJECT TO COMPLETION, DATED JANUARY 6, 2020

PROSPECTUS

EMCORE Corporation

$30,000,000
Common Stock
Preferred Stock
Debt Securities
Warrants
Rights
Units

From time to time, we may offer to sell the securities described in this prospectus separately or together in any combination, in one or more classes or series, in amounts, at prices and on terms that we will determine at the time of any such offering.

This prospectus describes some of the general terms that may apply to the offered securities. Each time any securities are offered pursuant to this prospectus, we will provide the specific terms of the securities to be offered in one or more supplements to this prospectus. Prospectus supplements may also add, update or change information in this prospectus.

The securities offered by this prospectus and any accompanying prospectus supplement may be offered by us directly to investors, to or through underwriters, dealers or other agents, or through a combination of these methods. The prospectus supplement for each offering will describe in detail the plan of distribution for that offering and will set forth the names of any underwriters, dealers or agents involved in the offering and any applicable fees, commissions or discount arrangements.

Our common stock is listed on The Nasdaq Stock Market LLC under the symbol “EMKR.” Any prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

You should carefully read this prospectus and any applicable prospectus supplement, together with the documents we incorporate by reference, before you invest in our securities. This prospectus may not be used to offer and sell our securities unless accompanied by a prospectus supplement describing the method and terms of the offering.

Investing in any of our securities involves a high degree of risk. Please read carefully the section entitled “Risk Factors” on page 5 of this prospectus and the “Risk Factors” section contained in any applicable prospectus supplement and in the documents incorporated by reference in this prospectus before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is           , 2020

ii

ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities we may offer pursuant to the registration statement of which this prospectus forms a part. Each time we sell securities pursuant to the registration statement of which this prospectus forms a part, we will provide a prospectus supplement that contains specific information about the terms of that offering. The prospectus supplement may also add to, update or change the information contained in or incorporated by reference in this prospectus.

We are responsible only for the information contained in or incorporated by reference in this prospectus, any prospectus supplement and any free writing prospectus prepared by or on behalf of us or to which we have referred you. We have not authorized anyone to provide you with different information. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making offers to sell the securities described in this prospectus in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

Before purchasing any securities, you should carefully read both this prospectus and any prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information” and “Information We Incorporate by Reference.” You should assume that the information contained in this prospectus, any prospectus supplement or any free writing prospectus is accurate only as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

References in this prospectus to the terms “we,” “us,” “our,” “EMCORE,” “the Company” or other similar terms refer to EMCORE Corporation and its consolidated subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at www.sec.gov. Our website is located at www.emcore.com. Through links on the “Investors” portion of our website, we make available free of charge our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, any amendments to those reports and other information filed with, or furnished to, the SEC pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such material is made available through our website as soon as reasonably practicable after we electronically file the information with, or furnish it to, the SEC. The information contained on or that can be accessed through our website does not constitute part of this prospectus, except for reports filed with the SEC that are specifically incorporated herein by reference.

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC. This prospectus does not contain all of the information included in the registration statement. Forms of any indenture or other documents establishing the terms of the offered securities are filed as exhibits to the registration statement of which this prospectus forms a part or will be filed through an amendment to our registration statement on Form S-3 or under cover of a Current Report on Form 8-K or other filed document and incorporated into this prospectus by reference. Statements in this prospectus about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. The full registration statement, including exhibits thereto, may be obtained from the SEC or us as indicated above.

INFORMATION WE INCORPORATE BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. We incorporate by reference in this prospectus the following documents and reports (other than, in each case, the portions that are deemed to have been furnished and not filed in accordance with SEC rules):

•                  our Annual Report on Form 10-K for the fiscal year ended September 30, 2019, filed with the SEC on December 10, 2019;

•                  our Current Reports on Form 8-K filed with the SEC on October 30, 2019 (with respect to Item 1.01 and Exhibits 2.1 and 10.1 only), on December 26, 2019 and on January 6, 2020 and our Current Report on Form 8-K/A filed with the SEC on August 23, 2019; and

•                  the description of our common stock contained in Exhibit 4.2 of our Annual Report on Form 10-K for the fiscal year ended September 30, 2019, filed with the SEC on December 10, 2019, which updated the description thereof contained in our Registration Statement on Form 8-A, filed with the SEC on February 26, 1997 (File No. 000-22175).

We also incorporate by reference the information contained in all other documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than the portions that are deemed to have been furnished and not filed in accordance with SEC rules, unless otherwise indicated therein), on or after the date of the registration statement of which this prospectus forms a part and prior to its effectiveness and prior to the completion of the offering of all securities under this prospectus and any prospectus supplement, including the portions of our Definitive Proxy Statement on Schedule 14A to be filed with the SEC within 120 days of our fiscal year end and that are to be incorporated by reference in Part III of our Annual Report on Form 10-K for the fiscal year ended September 30, 2019. The information contained in any such document will be considered part of this prospectus from the date the document is filed with the SEC. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus and any accompanying prospectus to the extent that a statement contained herein or therein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus or any accompanying prospectus supplement. We will provide to each person, including any beneficial owner, to whom a prospectus (or a notice of registration in lieu thereof) is delivered, a copy of any or all of the documents incorporated by reference in this prospectus or any accompanying prospectus supplement (other than an exhibit to these filings, unless the exhibit is specifically incorporated by reference in the document requested) at no cost. Any such request can be made by writing or telephoning us at the following address and telephone number:

Ryan Hochgesang
Vice President, General Counsel
EMCORE Corporation
2015 W. Chestnut Street
Alhambra, California 91803
Telephone:  (626) 293-3400

FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated by reference, contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on our current expectations and projections about future events and financial trends affecting the financial condition of our business. Such forward-looking statements include, in particular, projections about our future results included in our Exchange Act reports and statements about our plans, strategies, business prospects, changes and trends in our business and the markets in which we operate. These forward-looking statements may be identified by the use of terms and phrases such as “anticipates,” “believes,” “can,” “could,” “estimates,” “expects,” “forecasts,” “intends,” “may,” “plans,” “projects,” “should,” “targets,” “will,” “would,” and similar expressions or variations of these terms and similar phrases. Additionally, statements concerning future matters such as our expected liquidity, development of new products, enhancements or technologies, sales levels, expense levels, expectations regarding the outcome of legal proceedings and other statements regarding matters that are not historical are forward-looking statements. Management cautions that these forward-looking statements relate to future events or our future financial performance and are subject to business, economic, and other risks and uncertainties, both known and unknown, that may cause actual results, levels of activity, performance, or achievements of our business or our industry to be materially different from those expressed or implied by any forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include without limitation the following: (a) the rapidly evolving markets for the Company’s products and uncertainty regarding the development of these markets; (b) the Company’s historical dependence on sales to a limited number of customers and fluctuations in the mix of products and customers in any period; (c) delays and other difficulties in commercializing new products; (d) the failure of new products: (i) to perform as expected without material defects, (ii) to be manufactured at acceptable volumes, yields, and cost, (iii) to be qualified and accepted by our customers, and (iv) to successfully compete with products offered by our competitors; (e) uncertainties concerning the availability and cost of commodity materials and specialized product components that we do not make internally; (f) actions by competitors; (g) risks and uncertainties related to applicable laws and regulations, including the impact of changes to applicable tax laws and tariff regulations; (h) acquisition-related risks, including that (i) the revenues and net operating results obtained from the Systron Donner Inertial (“SDI”) business may not meet our expectations, (ii) the costs and cash expenditures for integration of the SDI business operations may be higher than expected, (iii) there could be losses and liabilities arising from the acquisition of SDI that we will not be able to recover from any source, and (iv) we may not realize sufficient scale in our navigation systems product line from the SDI acquisition and will need to take additional steps, including making additional acquisitions, to achieve our growth objectives for this product line; (i) risks related to our ability to obtain capital; (j) risks related to the transition of certain our manufacturing operations from our Beijing facility to a contract manufacturer’s facility; and (k) other risks and uncertainties discussed in Part I, Item 1A, Risk Factors in our most recent Annual Report on Form 10-K filed with the SEC, as such risk factors may be amended, supplemented or superseded from time to time by our subsequent periodic reports we file with the SEC, and in any prospectus supplement.

Forward-looking statements are based on certain assumptions and analysis made in light of our experience and perception of historical trends, current conditions and expected future developments as well as other factors that we believe are appropriate under the circumstances. While these statements represent our judgment on what the future may hold, and we believe these judgments are reasonable, these statements are not guarantees of any events or financial results. All forward-looking statements in this prospectus, any prospectus supplement and the documents incorporated herein and therein by reference are made as of the respective dates of such statements, based on information available to us as of such dates, and subsequent facts or circumstances may contradict, obviate, undermine, or otherwise fail to support or substantiate such statements. We caution you not to rely on these statements without also considering the risks and uncertainties associated with these statements and our business that are referred to above. We assume no obligation to update any forward-looking statement to conform such statements to actual results or to changes in our expectations, except as required by applicable law or regulation.

EMCORE CORPORATION

EMCORE Corporation was established in 1984 as a New Jersey corporation. The Company became publicly traded in 1997 and is listed on The Nasdaq Stock Market LLC under the ticker symbol EMKR. EMCORE is a leading provider of sensors for navigation in the Aerospace and Defense market as well as a manufacturer of lasers and optical subsystems for use in the cable TV industry. EMCORE pioneered the linear fiber optic transmission technology that enabled the world’s first delivery of Cable TV directly on fiber, and today is a leading provider of advanced Mixed-Signal Optics products serving the broadband communications and Aerospace and Defense markets. The Mixed-Signal Optics technology at the heart of our broadband communications products is shared with our fiber optic gyros and inertial sensors to provide the aerospace and defense markets with state-of-the-art navigations systems technology. With the acquisition of SDI, a navigation systems provider with a scalable, chip-based platform for higher volume gyro applications utilizing Quartz MEMS technology, in June 2019, EMCORE further expanded its portfolio of gyros and inertial sensors with SDI’s quartz MEMS gyro and accelerometer technology.

EMCORE’s headquarters and principal executive offices are located at 2015 W. Chestnut Avenue, Alhambra, California, 91803, our main telephone number is (626) 293-3400 and our website is www.emcore.com. The information contained on or that can be accessed through our website does not constitute part of this prospectus, except for reports filed with the SEC that are specifically incorporated herein by reference.

RISK FACTORS

Investing in any of our securities involves significant risks. Before making an investment decision, in addition to the other information contained in or incorporated by reference in this prospectus and any prospectus supplement, you should carefully consider the specific risks set forth under the heading “Risk Factors” in our most recent Annual Report on Form 10-K filed with the SEC, as such risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC, including subsequent Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, and the risk factors described under the caption “Risk Factors” in any applicable prospectus supplement. See “Where You Can Find More Information” and “Information We Incorporate by Reference.” If any of these risks actually occurs, our business, results of operations and financial condition could suffer. In that case, the trading price of our securities could decline, and you could lose all or part of your investment.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of any securities covered by this prospectus as set forth in the applicable prospectus supplement. Pending any specific application, we may temporarily invest funds in short-term investments, including marketable securities.

DESCRIPTION OF CAPITAL STOCK

General

The following is a summary of the material provisions of our Restated Certificate of Incorporation, as amended (our “Certificate of Incorporation”), and By-Laws (our “Bylaws”), insofar as they relate to the material terms of our capital stock. This summary is qualified in its entirety by reference to the full text of our Certificate of Incorporation and Bylaws, which are included as exhibits to our Annual Report on Form 10-K for the fiscal year ended September 30, 2019 and filed with the SEC on December 10, 2019. Additionally, the New Jersey Business Corporation Act (the “NJBCA”) may also affect the terms of our capital stock.

Authorized Capitalization

Our authorized capital stock consists of:

•                  50,000,000 shares of common stock, no par value (“Common Stock”); and

•                  5,882,352 shares of preferred stock, par value $0.0001 per share (“Preferred Stock”).

As of December 6, 2019, approximately 35.8 million shares of our Common Stock were issued, approximately 28.9 million shares of our Common Stock were issued and outstanding, and no shares of Preferred Stock were issued or outstanding.

Common Stock

Subject to the relative rights, limitations and preferences of the holders of any then outstanding Preferred Stock, holders of our Common Stock will be entitled to certain rights, including (i) to share ratably in dividends if, when and as declared by our board of directors out of funds legally available therefor and (ii) in the event of our liquidation, dissolution or winding up, to share ratably in the distribution of assets legally available therefor, after payment of debts and expenses. Each outstanding share of our Common Stock will entitle the holder to one vote on all matters submitted to a vote of the shareholders, including the election of directors, and the holders of shares of our Common Stock will possess the exclusive voting power. The holders of our Common Stock will not have cumulative voting rights in the election of directors or preemptive rights to subscribe for additional shares of our capital stock.

Holders of shares of our Common Stock will have no preference, conversion, exchange, sinking fund, redemption or appraisal rights. All outstanding shares of Common Stock are fully paid and nonassessable.

Preferred Stock

Under the terms of our Certificate of Incorporation, our board of directors has the authority, without any requirement of vote or class vote of shareholders, to issue up to 5,882,352 shares of Preferred Stock, in one or more classes or series, and to establish and designate in any such class or series of Preferred Stock such priorities, powers, preferences and relative, participating, optional or other special rights and qualifications, limitations and restrictions as it shall determine.

As of December 6, 2019, we have no outstanding shares of Preferred Stock. All shares of Preferred Stock will be, if and when issued, fully paid and nonassessable.

Anti-Takeover Effects of Our Certificate of Incorporation and Bylaw Provisions and the NJBCA

Certain provisions of our Certificate of Incorporation and Bylaws, as well as certain provisions of the NJBCA, may make it more difficult to acquire control of us by means of a tender offer, open market purchase, proxy contest or otherwise. These provisions, summarized below, are expected to discourage certain types of coercive takeover practices and takeover bids that our board of directors may consider inadequate and to encourage persons seeking to acquire control of our company to first negotiate with our board of directors. We believe that the benefits of increased protection of our ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure our company outweigh the disadvantages of discouraging takeover or acquisition proposals because, among other things, negotiation of these proposals could result in an improvement of their terms. For additional information, we refer you to the provisions of our Certificate of Incorporation, our Bylaws and the applicable sections of the NJBCA.

Certain Provisions of our Certificate of Incorporation and Bylaws

Certain provisions contained in our Certificate of Incorporation and Bylaws could have an anti-takeover effect. These provisions:

•          provided for the classification of our board of directors into three classes, with staggered three-year terms and, until recent respective amendments to our Certificate of Incorporation and Bylaws to declassify our Board that became effective in March 2018 are fully phased in beginning with our 2021 annual meeting of shareholders, the current three-year term of certain of our directors will remain in effect until their current term expires;

•          authorize the issuance by our board of directors of Preferred Stock, without any requirement of vote or class vote of shareholders, commonly referred to as “blank check” preferred stock, which shares of Preferred Stock may have rights senior to those of our Common Stock;

•          do not provide for cumulative voting by shareholders in the election of directors. Under cumulative voting, a minority shareholder holding a sufficient percentage of a class of shares may be able to ensure the election of one or more directors;

•          provide that directors may be removed at any time, but only for cause and only by the affirmative vote of the holders of at least a majority of our outstanding shares of capital stock entitled to vote generally in the election of directors cast at a meeting of the shareholders called for that purpose;

•          provide that a supermajority vote of our shareholders is required to amend some portions of our Certificate of Incorporation and Bylaws, including requiring approval by the holders of 80% or more of the outstanding shares of our capital stock entitled to vote generally in the election of directors for certain business combinations unless these transactions meet certain fair price criteria and procedural requirements or are approved by two-thirds of our continuing directors;

•          limit the persons who can call special shareholder meetings; shareholders do not have authority to call a special meeting of shareholders;

•          establish advance notice requirements that must be complied with by shareholders to nominate persons for election to our board of directors or to propose matters that can be acted on by shareholders at shareholder meetings;

•          provide for the filling of vacancies on our board of directors by action of 66 2/3% of the directors and not by the shareholders; and

•          provide that the authorized number of directors may be changed only by resolution of the board of directors.

New Jersey Shareholders Protection Act

We are subject to NJBCA Section 14A-10A, which is also known the New Jersey Shareholders Protection Act, a type of anti-takeover statute designed to protect shareholders against coercive, unfair or inadequate tender offers and other abusive tactics and to encourage any person contemplating a business combination with us to negotiate with our Board for the fair and equitable treatment of all shareholders. Subject to certain qualifications and exceptions, the statute prohibits an interested shareholder of a corporation from effecting a business combination with the corporation for a period of five years unless the corporation’s board of directors approved the combination prior to the shareholder becoming an interested shareholder. In addition, but not in limitation of the five-year restriction, if applicable, corporations covered by the New Jersey statute may not engage at any time in a business combination with any interested shareholder of that corporation unless the combination is approved by the board of directors prior to the interested shareholder’s stock acquisition date, the combination receives the approval of two-thirds of the voting stock of the corporation not beneficially owned by the interested shareholder or the combination meets minimum financial terms specified by the statute.

An “interested stockholder” is defined to include any beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting stock of the corporation and any affiliate or associate of the corporation who, within the prior five-year period, has at any time owned 10% or more of the voting power of the then outstanding stock of the corporation.

The term “business combination” is defined broadly to include, among other things:

•                  the merger or consolidation of the corporation with the interested shareholder or any corporation that is, or after the merger or consolidation would be, an affiliate or associate of the interested shareholder;

•                  the sale, lease, exchange, mortgage, pledge, transfer or other disposition to an interested shareholder or any affiliate or associate of the interested shareholder of 10% or more of the aggregate market value of the corporation’s assets; or

•                  the issuance or transfer to an interested shareholder or any affiliate or associate of the interested shareholder of 5% or more of the aggregate market value of the stock of the corporation.

The effect of the statute is to protect non-tendering, post-acquisition minority shareholders from mergers in which they will be “squeezed out” after the merger, by prohibiting transactions in which an acquirer could favor itself at the expense of minority shareholders. The statute generally applies to corporations that are organized under New Jersey law, and have a class of stock registered or traded on a national securities exchange or registered with the SEC pursuant to Section 12(g) of the Exchange Act.

Listing

Our Common Stock is listed on The Nasdaq Global Select Market under the trading symbol “EMKR.”

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is American Stock Transfer & Trust Company, LLC.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes certain general terms and provisions of the debt securities that we may offer in one or more series under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.

We will issue any senior debt securities under the senior indenture which we will enter into with the trustee to be named in the senior indenture. We will issue any subordinated debt securities under the subordinated indenture which we will enter into with the trustee to be named in the subordinated indenture. We have filed forms of these indentures as exhibits to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC. Unless the context requires otherwise, we use the term “indenture” to refer to both the senior indenture and the subordinated indenture, as well as to refer to any supplemental indentures that specify the terms of a particular series of debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

The indenture will be qualified under the Trust Indenture Act of 1939. We use the term “trustee” to refer to either the senior trustee or the subordinated trustee, as applicable.

The following summary of material provisions of the senior debt securities, the subordinated debt securities and the indenture is subject to, and is qualified in its entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplement related to the debt securities that we sell under this prospectus, as well as the complete indenture that contains the terms of the debt securities.

General

The indenture does not limit the aggregate principal amount of debt securities that may be issued thereunder. The debt securities may be issued from time to time in one or more series and the terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth in an officer’s certificate or a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to that series (including any pricing supplement or term sheet), including the following terms, if applicable:

•                  the title of the debt securities;

•                  the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

•                  the aggregate principal amount of the debt securities being offered and any limit on the aggregate principal amount of that series of debt securities;

•                  whether any of our direct or indirect subsidiaries will guarantee the debt securities, including the terms of subordination, if any, of those guarantees;

•                  the terms of the subordination of any series of subordinated debt securities;

•                  the date or dates on which the principal of the securities of the series is payable;

•                  the interest rate, if any, and the method for calculating the interest rate;

•                  the identity of the trustee;

•                  the dates from which interest will accrue, the interest payment dates and the record dates for the interest payments;

•                  the place or places where the principal of (and premium, if any) and interest on the debt securities shall be payable, where the securities of that series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;

•                  any mandatory or optional redemption terms;

•                  any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to that obligation;

•                  any dates, if any, on which, and the price or prices at which, we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of any such repurchase obligations;

•                  the denominations in which the debt securities will be issued;

•                  whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

•                  if other than the principal amount thereof, the portion of the principal amount of the debt securities of the series that shall be payable upon declaration of acceleration of the maturity thereof;

•                  if the debt securities are denominated in other than United States dollars, the currency or currencies (including composite currencies) in which the debt securities are denominated;

•                  the designation of the currency, currencies or currency units in which payment of the principal of (and premium, if any) and interest, if any, on the debt securities of the series will be made;

•                  if payments of principal (and premium, if any) or interest, if any, in respect of the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to those payments will be determined;

•                  the manner in which the amounts of payment of principal of, or any interest on, the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

•                  any provisions relating to any security provided for the debt securities;

•                  any addition to, deletion of or change in the events of default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•                  any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

•                  any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents appointed with respect to the debt securities;

•                  the provisions, if any, relating to conversion or exchange of any series of debt securities, including if applicable, the conversion or exchange price and period, the securities or other property into which the debt securities will be convertible, provisions as to whether conversion or exchange will be mandatory, at the option of the holders thereof or at our option, the events requiring an adjustment of the conversion price or exchange price and provisions affecting conversion or exchange if that series of debt securities is redeemed; and

•                  any other terms of the series of debt securities that may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the debt securities.

In addition, we will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and the foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Transfer and Exchange

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, as the depositary, or a nominee of the depositary (we will refer to any such debt security as a “global debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificate as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth below, global debt securities will not be issuable in certificated form.

Certificated Debt Securities. You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

You may effect the transfer of certificated debt securities and the right to receive the principal of and any premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

Global Debt Securities and Book-Entry System. Each global debt security will be deposited with, or on behalf of, the depositary, and registered in the name of the depositary or a nominee of the depositary. Beneficial interests in global debt securities will not be issuable in certificated form unless (i) the depositary has notified us that it is unwilling or unable to continue as depositary for that global debt security or has ceased to be qualified to act as such as required by the indenture and we fail to appoint a successor depositary within 90 days of such event, (ii) we determine, in our sole discretion, not to have those securities represented by one or more global securities or (iii) any other circumstances shall exist, in addition to or in lieu of those described above, as may be described in the applicable prospectus supplement. Unless and until a global debt security is exchanged for certificated debt securities under the limited circumstances described in the previous sentence, a global debt security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

Consolidation, Merger and Sale of Assets

The indenture generally provides that we may not consolidate with or merge with or into, sell, convey, transfer or dispose of all or substantially all of our assets to another entity, whether in one transaction or a series of related transactions, unless:  (i) the resulting, surviving or transferee entity (A) is a corporation, limited liability corporation, partnership or trust organized under the laws of the United States, any state thereof or the District of Columbia, and (B) expressly assumes by a supplemental indenture all of our obligations under the debt securities and the indenture, (ii) immediately after giving effect to such transaction no Event of Default (as defined herein) and no circumstances which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing, and (iii) we shall have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger or transfer and such supplemental indenture comply with the indenture.

Events of Default

“Event of Default” means with respect to any series of debt securities, any of the following:

•                  default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

•                  default in the payment of principal of, or any premium on, any debt security of that series at its maturity;

•                  default in the performance or breach of any covenant by us in the indenture (other than defaults described above or defaults relating to a covenant that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 90 days after we receive written notice thereof;

•                  the occurrence of specified events of bankruptcy, insolvency or reorganization; and

•                  any other event of default provided with respect to a series of debt securities that is described in the applicable prospectus supplement.

No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities. The occurrence of certain events of default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.

If an event of default with respect to any series of debt securities at the time outstanding occurs and is continuing (other than an event of default resulting from certain events of bankruptcy, insolvency or reorganization), then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization, the principal amount (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series, by written notice to us and the trustee, may rescind and annul such declaration of acceleration and its consequences if all events of default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of those discount securities upon the occurrence of an event of default.

The indenture provides that the trustee will be under no obligation to perform any duty or exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in performing that duty or exercising that right or power. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•                  that holder has previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series;

•                  the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request to the trustee to institute the proceedings in respect of that event of default in its own name as trustee under the indenture;

•                  such holder or holders have offered to the trustee indemnity or security satisfactory to the trustee against the costs, expenses and liabilities which might be incurred by the trustee in compliance with the request;

•                  the trustee has failed to institute any such proceeding for 60 days after its receipt of such notice, request and offer of indemnity; and

•                  no direction inconsistent with the written request has been given to the trustee during that 60-day period by holders of a majority in principal amount of the outstanding debt securities of that series.

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, and any interest on, that debt security on or after the due dates expressed in that debt security (or, in the case of redemption, on the redemption date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such holder.

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture from our principal executive officer, principal financial officer or principal accounting officer. If a default or event of default occurs and is continuing with respect to the debt securities of any series and if it is actually known to a responsible officer of the trustee, the trustee shall mail to each holder of the debt securities of that series notice of a default or event of default within 90 days after it occurs or, if later, after a responsible officer of the trustee has knowledge of such default or event of default. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any default or event of default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities.

Modification and Waiver

We and the trustee may modify and amend or supplement the indenture or the debt securities of one or more series without the consent of any holder of any debt security:

•                  to add guarantees with respect to debt securities of a series or secure debt securities of a series;

•                  to surrender any of our rights or powers under the indenture;

•                  to add covenants or events of default for the benefit of the holders of any series of debt securities;

•                  to secure the debt securities;

•                  to comply with the applicable rules or procedures of any applicable depositary;

•                  to cure any ambiguity, defect or inconsistency;

•                  to comply with the provisions of the indenture concerning consolidations, mergers and transfers of all or substantially all of our assets;

•                  to provide for uncertificated securities in addition to or in place of certificated securities;

•                  to make any change that does not materially adversely affect the rights of any holder of that series of debt securities;

•                  to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee;

•                  to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

•                  to comply with the rules or regulations of any securities exchange or automated quotation system on which any of the debt securities may be listed or traded;

•                  to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture; and

•                  for certain other reasons set forth in any prospectus supplement.

We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

•                  reduce the principal amount of debt securities of that series whose holders must consent to an amendment, supplement or waiver;

•                  reduce the rate of or extend the time for payment of interest (including default interest) on any debt security or that series;

•                  reduce the principal of, or change the fixed maturity of, any debt security of that series or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to that series of debt securities;

•                  reduce the principal amount of discount securities of that series payable upon acceleration of maturity;

•                  waive a default in the payment of the principal of, or interest, if any, on any debt security of that series (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

•                  make the principal of, or any interest on, any debt security of that series payable in currency other than that stated in the debt security;

•                  make any change to certain provisions of the indenture relating to, among other things, (i) the right of holders of debt securities to receive payment of the principal of, and any interest on, those debt securities and to institute suit for the enforcement of any such payment and (ii) waivers or amendments; or

•                  waive a redemption payment with respect to any debt security of that series, provided that such redemption is made at our option.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may, on behalf of the holders of all debt securities of that series, by written notice to the trustee, waive our compliance with provisions of the indenture or the debt securities with respect to that series. The holders of a majority in principal amount of the outstanding debt securities of any series may, on behalf of the holders of all the debt securities of that series, waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, or any interest on, any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Satisfaction and Discharge of Indenture

The indenture shall cease to be of further effect with respect to a series of debt securities when either:

•                  we have delivered to the trustee for cancellation all outstanding debt securities of that series, other than any debt securities that have been destroyed, lost or stolen and that have been replaced or paid as provided in the indenture;

•                  all outstanding debt securities of that series that have not been delivered to the trustee for cancellation have become due and payable or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption, and we have irrevocably deposited with the trustee as trust funds the entire amount, in cash in U.S. dollars or U.S. governmental obligations, sufficient to pay at maturity or upon redemption all debt securities of that series, including principal of and any premium and interest due or to become due to such date of maturity or date fixed for redemption, as the case may be; or

•                  we have properly fulfilled any other means of satisfaction and discharge that may be set forth in the terms of the debt securities of that series.

In each case, we will also pay all other sums payable by us under the indenture with respect to the debt securities of that series and deliver to the trustee an opinion of counsel and an officers’ certificate, each stating that all conditions precedent to satisfaction and discharge with respect to the debt securities of that series have been complied with.

Defeasance

Legal Defeasance. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of and interest, if any, on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

Defeasance of Certain Covenants. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

•                  we may be released from our obligations with respect to certain covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement and supplemental indenture; and

•                  any omission to comply with those covenants will not constitute a default or an event of default with respect to the debt securities of that series (“covenant defeasance”).

The conditions include:

•                  depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of and interest, if any, on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities;

•                  delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred; and

•                  delivering to the trustee an opinion of counsel and an officer’s certificate, each stating that all conditions precedent to defeasance with respect to the debt securities of that series have been complied with.

Governing Law

The indenture and any debt securities issued thereunder will be governed by and construed in accordance with the laws of the State of New York (without regard to the conflicts of law provisions other than Section 5-1401 of the New York General Obligations Law).

Subordination of Subordinated Debt Securities

The subordinated debt securities will be subordinate and junior in priority to certain of our other indebtedness to the extent described in a prospectus supplement.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase shares of our common stock, shares of our preferred stock or debt securities. We may issue warrants independently of or together with shares of our common stock, shares of our preferred stock, debt securities or other securities offered by any prospectus supplement. Warrants sold with other securities may be attached to or separate from shares of our common stock, shares of our preferred stock, debt securities or other securities. We will issue warrants under one or more warrant agreements between us and a bank or trust company, as warrant agent, that we will name in the prospectus supplement relating to the particular issue of offered warrants. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The prospectus supplement relating to any warrants we offer will include specific terms relating to the offering. These terms may include some or all of the following:

•                  the title of the warrants;

•                  the aggregate number of warrants to be offered;

•                  the price or prices at which the warrants will be issued;

•                  the currency or currencies, including composite currencies, in which the price of the warrants may be payable;

•                  the designation and terms of the securities purchasable upon exercise of the warrants and the number of securities issuable upon exercise of the warrants;

•                  the price at which and the currency or currencies, including composite currencies, in which the securities purchasable upon exercise of the warrants may be purchased;

•                  the date on which the right to exercise the warrants shall commence and the date on which that right will expire;

•                  if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•                  if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security;

•                  if applicable, the terms related to any permitted adjustment in the exercise price of or number of securities covered by the warrants;

•                  if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•                  if applicable, a discussion of any material federal income tax considerations; and

•                  any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of warrants.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the specified time on the expiration date, unexercised warrants will become void.

Warrants may be exercised as described in the applicable prospectus supplement. Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, issue and deliver the underlying securities purchasable upon such exercise. If fewer than all of the warrants represented by a warrant certificate are exercised, we will issue a new warrant certificate for the remaining amount of warrants.

The description in the applicable prospectus supplement of any warrants we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable form of warrant agreement, including a form of warrant certificate, which will describe the terms of the series of warrants being offered and which will be filed with the SEC and incorporated by reference in the registration statement of which this prospectus is a part.

DESCRIPTION OF RIGHTS

We may issue rights for the purchase of shares of our common stock, shares of our preferred stock or debt securities. Each series of rights will be issued under a separate rights agreement to be entered into with a bank or trust company, as rights agent, all as set forth in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the certificates relating to the rights and will not assume any obligation or relationship of agency or trust with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights we offer will describe the specific terms of those rights. These terms may include some or all of the following:

•                  the date for determining the persons entitled to participate in the rights distribution;

•                  the title and aggregate number or amount of underlying securities purchasable upon exercise of the rights and the exercise price;

•                  the aggregate number of rights being issued;

•                  the date, if any, on and after which the rights may be transferable separately;

•                  the date on which the right to exercise the rights will commence and the date on which the right will expire;

•                  the number of rights outstanding, if any;

•                  if applicable, a discussion of any material federal income tax considerations; and

•                  any other terms of the rights, including the terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

Rights will be exercisable for U.S. dollars only and will be in registered form only.

The description in the applicable prospectus supplement of any rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable form of rights agreement, which will describe the terms of the series of rights being offered and which will be filed with the SEC and incorporated by reference in the registration statement of which this prospectus is a part.

DESCRIPTION OF UNITS

We may issue units comprising two or more securities described in this prospectus in any combination. For example, we might issue units consisting of a combination of debt securities and warrants to purchase common stock. The following description sets forth certain general terms and provisions of the units that we may offer pursuant to this prospectus. The particular terms of the units and the extent, if any, to which the general terms and provisions may apply to the units so offered will be described in the applicable prospectus supplement.

Each unit will be issued so that the holder of the unit also is the holder of each security included in the unit. Thus, the unit will have the rights and obligations of a holder of each included security. Units will be issued pursuant to the terms of a unit agreement, which may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date.

The prospectus supplement relating to any particular issuance of units we offer will describe the terms of those units. These terms may include some or all of the following:

•                  the designation and terms of the units and the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•                  any provision for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•                  whether the units will be issued in fully registered or global form.

The description in the applicable prospectus supplement of any units we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable form of unit agreement, including a form of unit certificate, which will describe the terms of the series of units being offered and which will be filed with the SEC and incorporated by reference in the registration statement of which this prospectus is a part.

PLAN OF DISTRIBUTION

We may offer and sell the securities described in this prospectus from time to time in one or more transactions, including without limitation:

•                  directly to one or more investors, including through a specific bidding, auction or other process;

•                  to investors through agents;

•                  directly to agents;

•                  to or through brokers or dealers;

•                  to the public through underwriting syndicates led by one or more managing underwriters;

•                  to one or more underwriters acting alone for resale to investors or to the public;

•                  through a combination of any of these methods or any other method permitted pursuant to applicable law.

In addition, the manner in which we may offer and sell some or all of the securities described in this prospectus includes, without limitation, through:

•                  a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

•                  purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

•                  ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

•                  privately negotiated transactions.

A prospectus supplement with respect to each offering of securities will set forth the terms of the offering and the method of distribution of the securities and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:

•                  the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them, if any;

•                  the purchase price of the securities being offered and the net proceeds to be received by us from the sale;

•                  any public offering price;

•                  any over-allotment options under which the underwriters may purchase additional securities from us;

•                  any delayed delivery arrangements;

•                  any underwriting discounts or commissions or agency fees and other items constituting compensation to underwriters, dealers or agents;

•                  any discounts or concessions allowed or reallowed or paid to dealers; and

•                  any securities exchange or markets on which the securities offered in the prospectus supplement may be listed.

The offer and sale of the securities described in this prospectus by us, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

•                  at a fixed price or prices, which may be changed;

•                  at market prices prevailing at the time of sale;

•                  in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

•                  at prices related to the prevailing market prices; or

•                  at negotiated prices.

In connection with the sale of the securities, underwriters, dealers or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and also may receive commissions from securities purchasers for whom they may act as agent. Underwriters may sell the securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent.

Underwriters, dealers and agents participating in the securities distribution may be deemed to be underwriters, and any discounts and commissions they receive and any profit they realize on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.

Any securities we sell pursuant to a prospectus supplement may or may not be listed on a national securities exchange. It is possible that one or more underwriters may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for, any offered securities.

In connection with any offering, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of bids or purchases made for the purpose of preventing a decline in the market price of the securities while an offering is in progress. The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions. These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. Underwriters may engage in over-allotment. If any underwriters create a short position in the securities in an offering in which they sell more securities than are set forth on the cover page of the applicable prospectus supplement, the underwriters may reduce that short position by purchasing the securities in the open market.

Underwriters, dealers or agents that participate in the offer of securities, or their affiliates or associates, may have engaged or engage in transactions with and perform services for, us or our affiliates in the ordinary course of business for which they may have received or receive customary fees and reimbursement of expenses.

LEGAL MATTERS

Certain legal matters relating to the issuance and sale of the securities will be passed upon for us by Connell Foley LLP.

EXPERTS

The consolidated financial statements of EMCORE Corporation as of September 30, 2019 and 2018, and for each of the years in the three-year period ended September 30, 2019, and management’s assessment of the effectiveness of internal control over financial reporting as of September 30, 2019, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The report dated December 10, 2019, on the effectiveness of internal control over financial reporting as of September 30, 2019, contains an explanatory paragraph that states management of EMCORE Corporation excluded from its assessment of the effectiveness of internal control over financial reporting Systron Donner Inertial, Inc.’s (SDI) internal control over financial reporting associated with 25% of total assets and 11% of total revenue included in the consolidated financial statements of EMCORE Corporation and subsidiaries as of and for the year ended September 30, 2019. Our report also excludes an evaluation of the internal control over financial reporting of SDI.

The financial statements of Systron Donner Inertial, Inc. appearing in EMCORE Corporation’s Current Report on Form 8-K/A, dated August 23, 2019, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon, included therein, and incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following is a statement of the estimated expenses, to be paid solely by the registrant, of the issuance and distribution of the securities being registered hereby:

SEC registration fee	$3,894
FINRA filing fee	$5,000
Trustee’s fees and expenses		*
Transfer agent and registrar fees		*
Printing expenses		*
Accounting fees and expenses		*
Rating agency fees		*
Legal fees and expenses		*
Miscellaneous expenses		*
Total	$8,894

*                                         These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers.

Section 14A:3-5 of the NJBCA provides that a corporation may indemnify a corporate agent made a party to a proceeding (other than a proceeding by or in the right of the corporation) by reason of the fact that such person was a corporate agent, against expenses and liabilities in connection with any proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding (other than a proceeding by or in the right of the corporation) has no reasonable cause to believe his or her conduct was unlawful.

The Company’s Certificate of Incorporation and Bylaws include provisions (i) to reduce the personal liability of the Company’s directors for monetary damage resulting from breaches of their fiduciary duty, and (ii) to permit the Company to indemnify its directors and officers to the fullest extent permitted by New Jersey law. The Company has obtained directors’ and officers’ liability insurance that insures such persons against the costs of defense, settlement, or payment of a judgment under certain circumstances. The Company has also entered into indemnification agreements with each of its executive officers and directors. The form of such indemnification agreement is attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on December 14, 2012.

Item 16. Exhibits.

A list of exhibits included as part of this registration statement is set forth in the Exhibit Index and is incorporated herein by reference.

Item 17. Undertakings.

(a)                                 The undersigned registrant hereby undertakes:

(1)                                 To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)            To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)          To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included by post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)                                 That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                                 To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)                                 That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)            Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)           Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference in the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)                                 That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)            Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)           Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)          The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)          Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)                                 The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)                                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)                                 To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

EXHIBIT INDEX

Exhibit Number		Description
1.	1*	Form of Underwriting Agreement
4.	1	Restated Certificate of Incorporation, dated April 4, 2008, (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on April 4, 2008)
4.	2

Certificate of Amendment of Restated Certificate of Incorporation, dated February 15, 2012 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on February 16, 2012)

4.	3	Certificate of Amendment to the Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on March 20, 2018)
4.	4	By-Laws of the Company, as amended through March 19, 2018 (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the SEC on March 20, 2018)
4.	5	Specimen Certificate for Shares of Common Stock (incorporated by reference to Exhibit 4.1 to the Company’s Annual Report on Form 10-K filed on December 6, 2017)
4.	6*	Form of Certificate of Designation, Preferences and Rights for Preferred Stock (including form of preferred stock certificate)
4.	7+	Form of Indenture for Senior Debt Securities
4.	8+	Form of Indenture for Subordinated Debt Securities
4.	9*	Form of Global Note for Senior Debt Securities
4.	10*	Form of Global Note for Subordinated Debt Securities
4.	11*	Form of Warrant Agreement and Warrant Certificate
4.	12*	Form of Deposit Agreement and Depositary Receipt
4.	13*	Form of Rights Agreement
4.	14*	Form of Unit Agreement and Unit Certificate
5.	1+	Opinion of Connell Foley LLP
23.	1+	Consent of KPMG LLP
23.	2+	Consent of Ernst & Young LLP
23.	3+	Consent of Connell Foley LLP (included in Exhibit 5.1 filed herewith)
24.	1+	Power of Attorney (included on signature page hereto)
25.	1**	Form T-1 Statement of Eligibility and Qualification of Trustee under the Senior Indenture under the Trust Indenture Act of 1939, as amended
25.	2**	Form T-1 Statement of Eligibility and Qualification of Trustee under the Subordinated Indenture under the Trust Indenture Act of 1939, as amended

+                                         Filed herewith.

*                                         To be filed, if necessary, either by amendment to this registration statement or as an exhibit to a document to be incorporated by reference in this registration statement.

**                                  To be filed, if necessary, separately under the electronic form type 305B2 pursuant to Section 305(B)(2) of the Trust Indenture Act of 1939, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Alhambra, California, on the 6th day of January, 2020.

EMCORE CORPORATION

By:	/s/ Jeffrey Rittichier
Jeffrey Rittichier Chief Executive Officer and President

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Jeffrey Rittichier and Tom Minichiello or each of them individually, as his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments, exhibits thereto and other documents in connection therewith) to this registration statement and any subsequent registration statement we may hereafter file with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act of 1933 to register additional securities in connection with this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them individually, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jeffrey Rittichier	Chief Executive Officer, President and Director (Principal Executive Officer)	January 6, 2020
Jeffrey Rittichier

/s/ Tom Minichiello	Chief Financial Officer (Principal Financial and Accounting Officer)	January 6, 2020
Tom Minichiello

/s/ Gerald J. Fine	Chairman of the Board of Directors	January 6, 2020
Gerald J. Fine, Ph.D.

/s/ Stephen L. Domenik	Director	January 6, 2020
Stephen L. Domenik

/s/ Bruce Grooms	Director	January 6, 2020
Bruce Grooms

/s/ Noel Heiks	Director	January 6, 2020
Noel Heiks

/s/ Rex S. Jackson	Director	January 6, 2020
Rex S. Jackson